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                           Sun Capital Advisers, Inc.
                           --------------------------

                                 Code of Ethics
                                 --------------

I.       Introduction
         ------------

         This Code of Ethics ("this Code") is issued as a Supplementary Code to Sun Life of Canada's Code of Business Conduct which has been adopted by Sun Capital Advisers, Inc. ("Sun Capital").

         The purpose of this Code is to support the Code of Business Conduct's commitment to fair dealing and integrity on the part of Sun Capital and its employees. In particular, it is aimed at ensuring that the valid interests of Sun Capital and its customers always take precedence over the personal interests of employees.

         The policies in this Code reflect Sun Capital's desire to detect and prevent not only situations involving actual or potential conflicts of interest, but those situations involving only an appearance of conflict or of unethical conduct. The mere appearance of impropriety could damage Sun Capital's reputation.

II.      Statement of General Principles
         -------------------------------

         It is the policy of Sun Capital that no access person shall engage in any act, practice or course of conduct that would violate this Code or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Sun Capital is, and has been, that each access person shall place at all times the interests of Sun Capital's clients first. Accordingly, private financial transactions by access persons of Sun Capital must be conducted in accordance with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of Sun Capital.

         Without limiting in any manner the fiduciary duty owed by access persons to the clients of Sun Capital or the provisions of this Code, it should be noted that Sun Capital considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the clients of Sun Capital; provided that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, with respect to investment personnel, with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made for clients.

         In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to insure that the prohibitions of this Code are
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         not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attention are devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

         It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of Sun Capital.

III.     Legal Requirements
         ------------------

         Section 17(j) the 1940 Act provides, among other things, that it is unlawful for any affiliated person of Sun Capital or Sun Capital Advisers Trust (the "Trust") to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by the Trust in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of Sun Capital or of the Trust in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by the
         Trust:

         1.       To employ any device, scheme or artifice to defraud the Trust;

         2. To make to the Trust any untrue statements of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

         4. To engage in any manipulative practice with respect to the Trust.

IV.      Definitions
         -----------

         For purposes of this Code, the following definitions shall apply:

         1. The term "access person" shall mean any director, officer or advisory person (as defined below) of Sun Capital or the Trust.

         2. The term "acquisition" or "acquire" includes any purchase and the receipt of any gift of a covered security (as defined below).

         3. The term "advisory person" shall mean: (i) every employee of Sun Capital (or of any company in a control relationship to Sun Capital, such as Sun Life Assurance Company of Canada) who, in connection with his or her regular functions or

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                  duties, makes, participates in, or obtains information
                  regarding the purchase or sale of covered securities (as defined below) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a control relationship to Sun Capital who obtains information concerning recommendations made to a client with regard to the purchase or sale of covered securities. The term "advisory person" shall not mean, for purposes of this Code, any employee of any subadviser engaged by Sun Capital on behalf of the Trust that is not otherwise affiliated with Sun Capital, it being expected that such persons shall instead be subject to the Code of Ethics of such subadviser.

         4. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. The term generally means the opportunity directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law) but the presumption of such beneficial ownership may be rebutted; (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls; (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security even if such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes: (a) a broad-based index option or future; (b) a right with an exercise or conversion privilege at a price that is not fixed; and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         5. The term "Compliance Review Officer" shall mean the officer or employee of Sun Capital or an affiliate designated from time to time by Sun Capital to receive and review reports of purchases and sales by access persons. The term "Alternate Compliance Review Officer" shall mean the officer or employee of Sun Capital or an affiliate designated from time to time by Sun Capital to receive and review reports of purchases and sales by the Compliance Review Officer, and who shall act in all respects in the manner prescribed herein for the Compliance Review Officer. The Adviser shall maintain the names of the officers who are designated as Compliance Review Officer and Alternate Compliance Review Officer.

         6. The term "control" shall mean the power to exercise a controlling influence over

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                  the management or policies of Sun Capital, unless such power is solely the result of an official position with Sun Capital.

         7.       The term "covered security" means a security as defined in
                  Section 2(a)(36) of the 1940 Act, which defines "security" as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; except that it shall not include:

                  a.       shares of registered open-end investment companies

                  b.       direct obligations of the government of the United
                           States

                  c.       bankers' acceptances

                  d.       bank certificates of deposit

                  e.       commercial paper

                  f. high quality, short term debt instruments, such as repurchase agreements or

                  g. any other security determined by the Securities and Exchange Commission or its staff to be excluded from the definition of covered security under Rule 17j-1 under the 1940 Act.

         8. The term "initial public offering" shall mean an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         9. The term "Investment Company" shall mean Sun Capital Advisers Trust and any other management investment company registered as such under the 1940 Act and for which Sun Capital is the investment adviser.

         10. The term "investment personnel" shall mean all portfolio managers of Sun Capital and other advisory persons who assist the portfolio managers in making investment decisions for an Investment Company, including, but not limited to, analysts and traders of Sun Capital.

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         11.      The term "limited offering" shall mean an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) of such Act or Rule 504, 505 or 506 thereunder.

         12. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

         13. The term "portfolio manager" shall mean any individual designated as a portfolio manager by Sun Capital (or any other company in a control relationship to Sun Capital, such as Sun Life Assurance Company of Canada).

         14. The term "purchase" shall include the writing of an option to purchase, and the receipt of, through a gift or any other acquisition, a security.

         15. The term "sale" shall include the writing of an option to sell and the making of a gift.

         16. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

V.       Substantive Restrictions on Personal Trading Activities - Prohibited
         --------------------------------------------------------------------
         Activities
         ----------

         While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

         1. Competing with Client Trades. No access person shall, directly or indirectly, purchase or sell securities if the access person knows, or reasonably should know, that such securities transactions compete in the market with actual or considered securities transactions for any client of Sun Capital, or otherwise personally act to injure any client's securities transactions.

         2. Personal Use of Client Trading Knowledge. No access person shall use the knowledge of securities purchased or sold by any client of Sun Capital or securities being considered for purchase or sale by any client of Sun Capital to profit personally, directly or indirectly, by the market effect of such transactions.

         3. Disclosure of Client Trading Knowledge. No access person shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to any client of Sun Capital or any issuer of any security owned by any client of Sun Capital, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of any client of Sun Capital, except to the extent necessary to effectuate securities transactions on behalf of the client of Sun Capital.

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         4.       Pending Client Orders. No access person shall, directly or indirectly, execute a personal covered securities transaction on a day during which a client of Sun Capital has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

         5. Acceptance of Gifts. No access person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of client without obtaining prior written approval of the Compliance Review Officer. The Compliance Review Officer shall from time to time designate the highest value to be considered de minimis.

         6. Board Service; Outside Employment. No access person shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Sun Capital that the board service would be consistent with the interests of clients. All access persons are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which is likely to interfere materially with the effective discharge of responsibilities to Sun Capital and its clients.

         7.       No access person shall, directly or indirectly:

                  a. purchase any security sold in an initial public offering or secondary public offering without obtaining prior written approval of the Compliance Review Officer.

                  b. purchase any security issued pursuant to a limited offering without obtaining prior written approval of the Compliance Review Officer. Investment personnel who have been authorized to acquire securities in a limited offering must disclose such investment when they are involved in the client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

                           Note: In considering approval of an initial public offering or limited offering transaction, the Compliance Review Officer will take into account, among other considerations, whether the investment opportunity should be reserved for Sun Capital clients and whether the opportunity is being offered to the individual involved by virtue of his position at Sun Capital or with respect to the Trust.

                  c. sell any covered security short or purchase put options on any specific securities in which a client of Sun Capital has an investment interest.

                  d. execute covered securities transactions through individual Investment Advisers and/or Registered Representatives who have either Sun Capital
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                           or any of the Sun Life of Canada Group of Companies
                           as their account coverage responsibilities.

         8. Disclosure of Personal Interest. Investment personnel shall not recommend any covered securities transaction on behalf of a client without simultaneously disclosing any beneficial ownership interest in such securities or the issuer thereof to Sun Capital, including without limitation:

                  a. his or her beneficial ownership of any securities of such issuer or securities linked to securities of the issuer;

                  b. any contemplated transaction by such person in such securities;

                  c.       any position with such issuer or its affiliates; and

                  d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                  Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.

         9. Transactions During Blackout Period. No portfolio manager shall, directly or indirectly, purchase or sell any covered security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after the client with respect to which he or she is a portfolio manager has purchased or sold such security.

VI.      COMPLIANCE PROCEDURES
         ---------------------

         A.       Preclearance for Personal Securities Investments
                  ------------------------------------------------

                  Prior to purchasing or selling any covered security in which he or she has or would acquire a beneficial ownership, every access person shall be required to submit to the Compliance Review Officer on a form designated from time to time by the Compliance Review Officer a request for approval to effect the transactions. The Compliance Review Officer will determine whether the approval shall be granted or denied, and notify the access person promptly of such determination. Any transaction approved pursuant to the pre-clearance request procedure must be executed by the end of the next trading day after the day it is approved unless the Compliance Review Officer extends the trading date for up to

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                  an additional three days. If the access person's trade has not been executed by the next business day, or the day specified in the case of an extension, the "preclearance" will lapse and the access person may not trade without submitting another form and having the intended trade "precleared" again.

                  Generally pre-clearance will not be given:

         1. if Sun Capital has an unfilled order for that covered security placed with a dealer,

         2. within five trading days of completion of a Sun Capital transaction in that covered security except that any portfolio manager shall be precluded from engaging in any transaction for a period of seven calendar days before and after a client with respect to which he is a portfolio manager has purchased or sold a covered security.

         3. if that covered security is the subject of a "black out" order issued by Sun Capital.

         4.       if the trade is otherwise prohibited under Section V.

B.       Records of Securities Transactions
         ----------------------------------

         Upon the written request of the Compliance Review Officer, access persons are required to direct their brokers to supply to the Compliance Review Officer and Sun Capital on a timely basis duplicate copies of confirmations of all covered securities transactions and copies of periodic statements for all covered securities accounts in which the access person has a beneficial ownership interest.

C.       Personal Reporting Requirements
         -------------------------------

         1.       Initial holdings report. No later than 10 days after a person
                  -----------------------
                  becomes an access person, that person shall report to the Compliance Review Officer on a form designated from time to time by the Compliance Review Officer the following information; provided, however, an access person shall not be required to make a report with respect to transactions effected for, and covered securities held in, any account over which such person does not have any direct or indirect influence or control;

                  (1) the title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

                  (2) the name of any broker, dealer or bank with which the access person maintained an account in which any securities (not simply covered securities) were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

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                  (3)      the date that the report is submitted by the access
                           person.

                  Such report must be current as of a date within 10 days before the submission of the report.

         2.       Quarterly transaction and brokerage account reports. Each
                  ---------------------------------------------------
                  access person shall be required to submit to the Compliance Review Officer a quarterly report on a form designated from time to time by the Compliance Review Officer, which report shall set forth at least the information described in Section VI.C.2.a. and b. as to: (i) all covered securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a covered security; and (ii) all accounts which hold any securities (including but nor limited to covered securities) in which the access person had a beneficial ownership during the quarter, except in each case, transactions effected for, and covered securities held in, an account over which the access person has no direct or indirect influence or control.

                  Every quarterly report shall be made not later than ten (10) calendar days after the end of each calendar quarter in which the transaction(s) or account(s) to which the report relates was effected or opened, respectively.

                  a.       Transaction Information. The quarterly transaction
                           -----------------------
                           report shall contain the following information:

                           (1) the date of each transaction, the title, class and number of shares, interest rate and maturity date (if applicable), and the principal amount of each covered security involved;

                           (2) the nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                           (3)      the price at which each transaction was
                                    effected;

                           (4) the name of the broker, dealer or bank with or through whom each transaction was effected; and

                           (5)      the date that the report is submitted.

                  b.       Brokerage Account Information. The brokerage account
                           -----------------------------
                           report shall contain, with respect to any account in which any securities (not simply covered securities) were held for the direct or --- individual benefit of the access person the following information:

                           (1) the name of the broker, dealer or bank maintaining the account

                           (2)      the date the account was established

                           (3) the date the report is submitted by the access person.

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

                           If the access person (i) did not effect any transactions in any securities required to be reported during a quarterly period, and (ii) did not open any brokerage accounts such access persons shall nevertheless submit to Sun Capital a quarterly report within the time-frame specified above stating that no reportable securities transactions were effected and had no accounts opened.

                  c. Every report concerning a covered securities transaction prohibited under the Statement of General Principles or Prohibited Activities set forth in Sections II or V, respectively, with respect to which the reporting person relies upon one of the exceptions provided in Section VII shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

                  d. One month after the end of each calendar quarter, the Compliance Review Officer shall prepare summary reports of all transactions by access persons.

                  e. The Compliance Review Officer or, in the case of transactions in which the Compliance Review Officer has a beneficial ownership, the Alternate Compliance Review Officer shall compare the reported personal covered securities transactions with completed and contemplated portfolio transactions of the investment companies and other clients to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Compliance Review Officer shall give such person an opportunity to supply additional explanatory material.

         3.       Annual holdings report. Annually by a date specified by the
                  ----------------------
                  Compliance Review Officer, each access person must submit the following information (which information must be current as of a specified date no more than 30 days before the report is submitted):

                           (1) the title, number of shares and principal amount of each covered security in which the access person had any direct or indirect beneficial ownership on the specified date;

                           (2) the name of any broker, dealer or bank with which the access person maintained an account in which any securities (not simply covered securities) were held for the direct or indirect benefit of the access person; and

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

                           (3) the date that the report is submitted by the access person.

         4.       Gift reporting. Each access person is required to report
                  --------------
                  quarterly to the Compliance Review Officer, any gifts or entertainment other than of de minimis value from any person or entity that does business with or on behalf of a client. The Compliance Review Officer shall maintain a Gift and Entertainment Register for all access persons.

         5.       Report of violations. If the Compliance Review Officer
                  --------------------
                  determines that a violation of this Code has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to the President of Sun Capital, and the President of any affected Investment Company (or if the matter involves such person, the next ranking officer) who shall make an independent determination of whether a violation has occurred.

         D.       Initial and Annual Certification of Compliance
                  ----------------------------------------------

                  Each access person, within ten (10) days of becoming an access person, must certify, on a form designated from time to time by the Compliance Review Officer that he or she: (i) has read and understands this Code and recognizes that he or she is subject hereto; (ii) has complied with the requirements of this Code; and (iii) has disclosed or reported all holdings and accounts required to be disclosed or reported pursuant to the requirements of this Code.

                  Each access person must also certify annually (by a date specified by the Compliance Review Officer) on a form designated from time to time by the Compliance Review Officer that he or she (i) has read and understands this Code and recognizes that he or she is subject hereto, (ii) has complied with the requirements of this Code and (iii) has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of this Code.

         E.       "Joint Participation"
                   -------------------

                  Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

VII.     EXEMPT SECURITIES AND EXEMPT TRANSACTIONS
         -----------------------------------------

         1.       Exempt Securities

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

                  Transactions in the following types of securities are exempt from the trading restrictions set forth in V 1-2, 4, 7, and 9-10 and the pre-clearance, but not reporting, requirements of this Code:

                  a. limited partnerships, unit trusts and other pooled funds other than open-ended registered investment companies (shares of which are not considered "covered securities" at all for these purposes);

                  b. bonds issued or guaranteed by sovereign, state or provincial governments or supra national issuers other than U.S. government securities (which are not considered "securities" at all for these purposes);

                  c.       securities of small private family businesses;

                  d. "index baskets" and options, futures or other derivatives tied to recognized broad market indices.

         2.       Exempt Transactions and Conduct

                  The following types of transactions shall be exempt from the trading restrictions set forth in V 1-2, 4, 7, and 9-10 and the preclearance requirements, but not the reporting requirements, of this Code with the exception of (a) below:

                  a. purchases or sales of covered securities for an account over which the access person has no direct or indirect influence or control;

                  b. purchases or sales of covered securities which are non-volitional on the part of the access person;

                  c. purchases of covered securities which are part of an automatic dividend reinvestment plan;

                  d. purchases of covered securities made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

                  e. tenders of covered securities pursuant to tender offers which are expressly conditions on the tender offer's acquisition of all of the securities of the same class.

VIII.    SANCTIONS
         ---------

         Any violation of this Code shall result in the imposition of such sanctions as Sun Capital may deem appropriate under the circumstances, which may include, but are not limited to, termination of employment, suspension or demotion from office, disgorgement of profits, imposition of a fine, a letter of censure and/or restitution to the affected client of

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         an amount equal to the advantage the offending person shall have gained by reason of such violation.

         The sanction of disgorgement of any profits realized may be imposed, among other sanctions, for any of the following violations:

                  a. Violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which an Investment Company in his or her complex has a pending "buy" or "sell" order; and,

                  b. Violation of the prohibition against portfolio managers, directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after an Investment Company has purchased or sold such security.

IX.      RECORDKEEPING REQUIREMENTS
         --------------------------

         Sun Capital shall maintain and preserve:

         1. in an easily accessible place, a copy of this Code (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

         2. in an easily accessible place, a record of any violation of this Code (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         3. a copy of each report (or any information provided in lieu thereof) submitted by an access person under this Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

         4. in an easily accessible place, a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code and of all persons responsible for reviewing such reports;

         5. a copy of each report required by paragraph (c)(2)(11) of Rule 17j-1 for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such copy must be maintained in an easily accessible place; and

         6. a written record of any decision and the reasons supporting such decision, to approve the acquisition by an access person of securities offered in any initial public offering or limited offering.

X.       MISCELLANEOUS
         -------------

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         A.       Confidentiality
                  ---------------

                  All information obtained from any access person hereunder shall be kept in strict confidence by Sun Capital, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         B.       Notice to Access Persons, Investment Personnel and Portfolio
                  ------------------------------------------------------------
                  Manager
                  -------

                  Sun Capital shall identify all persons who are considered to be "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code. However, the failure of the Compliance Review Officer to notify any person of their status as either an access person or investment personnel shall not excuse such persons of their obligations under this Code of Ethics.

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